EXHIBIT 1

JOINT FILING AGREEMENT

Dated as of March 19, 2008

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of the undersigned of a Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Graphic Packaging Holding Company, a Delaware corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing.

Each of the undersigned agrees that each party hereto is responsible for the timely filing of such Schedule 13D (including any and all amendments thereto) and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party actually knows that such information is incorrect.  Each party will indemnify the other parties for any incompleteness or inaccuracy in such information concerning the indemnifying party.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ADOLPH COORS COMPANY LLC

By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Co-Chairman

ADOLPH COORS, JR. TRUST
AUGUSTA COORS COLLBRAN TRUST
BERTHA COORS MUNROE TRUST B
HERMAN F. COORS TRUST
LOUISE COORS PORTER TRUST
GROVER C. COORS TRUST
MAY KISTLER COORS TRUST

By:	Adolph Coors Company LLC, Trustee

By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Co-Chairman

JANET H. COORS IRREVOCABLE TRUST
FBO FRANCES M. BAKER

JANET H. COORS IRREVOCABLE TRUST
FBO FRANK E. FERRIN

JANET H. COORS IRREVOCABLE TRUST
FBO JOSEPH J. FERRIN

By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Trustee

ADOLPH COORS FOUNDATION

By:	/s/ Jeffrey H. Coors
Jeffrey H. Coors, Trustee and Treasurer